[Letterhead of Rubin Baum Levin Constant & Friedman]


                                  June 17, 1998

BY MAIL

Palatin Technologies, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ 08540


        RE: REGISTRATION OF SHARES OF COMMON STOCK OFFERED PURSUANT TO EMPLOYEE BENEFIT PLANS

Ladies and Gentlemen:

        We have acted as counsel to Palatin Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The
Registration Statement relates to the issuance of up to an aggregate of 1,271,341 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), pursuant to stock options granted or which may be granted under the following employee benefit plans (the "Plans"):

        (1)    RhoMed Incorporated 1987 Employee Incentive Stock Option Plan;
        (2)    RhoMed Incorporated 1987 Nonqualified Stock Option Plan;
        (3)    RhoMed Incorporated 1995 Employee Incentive Stock Option Plan;
        (4)    RhoMed Incorporated 1995 Nonqualified Stock Option Plan;
        (5)    Palatin Technologies, Inc. 1996 Stock Option Plan;
        (6)    Edward J. Quilty Employment Agreement;
        (7)    Carl Spana Stock Option Agreement;
        (8)    Charles L. Putnam Stock Option Agreement;
        (9)    Richard J. Murphy Stock Option Agreement; and
        (10)   1997 Executive Officers Stock Option Agreement.

        Based solely on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have

Palatin Technologies, Inc.
June 17, 1998
Page 2



been duly authorized for issuance under the Plans, and the Shares, when issued and paid for in accordance with the terms and conditions of the Plans, against payment therefor, will be legally issued, fully paid and nonassessable. This opinion is limited to matters of Federal and Delaware law, and we make no representations as to the effect of the laws of other jurisdictions.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Reference is made to the section of the Registration Statement entitled "Interests of Named Experts and Counsel" for a description of ownership of the Company's securities by certain attorneys of this firm.

                                    Very truly yours


                                    RUBIN BAUM LEVIN CONSTANT & FRIEDMAN